EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Richard S. McCormick, Chief Executive Officer, and John W. Meisenbach, Chief Financial Officer, of Elite Group of Mutual Funds (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                       CHIEF FINANCIAL OFFICER

Elite Group of Mutual Funds                   Elite Group of Mutual Funds


/s/ Richard S. McCormick                      /s/ John W. Meisenbach
-------------------------------               ------------------------------
Richard S. McCormick, President               John W. Meisenbach, Treasurer

Date:  November 24, 2004                      Date:  November 24, 2004



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO ELITE GROUP OF MUTUAL FUNDS AND WILL BE RETAINED BY ELITE GROUP OF MUTUAL FUNDS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.